Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549-0404

RE:  Bio-One Corporation
         Commission File No. 000-31889

This letter pertains to the Form 8-K, filed by Bio-One Corporation (the “Company”) with respect to the resignation of Moore Stephens Lovelace, P. A. as the Company’s independent accountant.

In connection therewith, we have read the statements made by the Company in Item 4.01 of the Form 8-K and are in agreement with the statements concerning our firm.

Sincerely,

/s/  Moore Stephens Lovelace, P.A.
       Moore Stephens Lovelace, P.A.
       Orlando, Florida